EXHIBIT 5.1
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                               MERITZ & MUENZ LLP
                                COUNSELORS AT LAW
                                2021 O Street, NW
                              Washington, DC 20036

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                            Telephone: (202) 728-2909
                            Facsimile: (202) 728-2910
                        E-mail: Lmuenz@meritzmuenzllp.com

Lawrence A. Muenz*
     *Also admitted in NY
                                 October 6, 2008

Board of Directors
Thomas Pharmaceuticals, Ltd.
750 Highway 34
Matawan, NJ 07747

Gentlemen:

You have requested our opinion, as counsel for Thomas Pharmaceuticals, Ltd., a New Jersey corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to the registration of 139,150,000 shares (the "Registered Shares") of Class A Common Stock, no par value per share (the "Common Stock") regarding 69,575,000 of the Registered Shares that have been or will be issued pursuant to Thomas Pharmaceuticals, Ltd. 2008 Directors' and Officers' Stock Incentive Plan, 69,575,000 of the Registered Shares that have been or will be issued pursuant to Thomas Pharmaceuticals, Ltd. 2008 Stock Incentive Plan.

We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act, the Registered Shares, when issued, delivered, and paid for, will be fully paid, validly issued and non-assessable pursuant to applicable New Jersey law and the regulations promulgated by the Securities and Exchange Commission under the Act, as amended.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Respectfully yours,

                                       Meritz & Muenz LLP.


                                       By: /s/Lawrence A. Muenz
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                                              Lawrence A. Muenz
                                              Partner